EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333‑231251) on Form S-3 and registration statements (No. 333-212616 and No. 333-208571) on Form S-8 of Avangrid, Inc. of our reports dated February 23, 2022, with respect to the consolidated financial statements (and financial statement schedule I) of Avangrid, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
New York, New York
February 23, 2022